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                                                                  Exhibit 1.01

                                SELLING AGREEMENT

                                JWH GLOBAL TRUST
                           (A DELAWARE BUSINESS TRUST)

                                                       Dated as of March 1, 2002

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                                JWH GLOBAL TRUST

                                SELLING AGREEMENT

                                TABLE OF CONTENTS

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Section 1. Representations and Warranties of the Managing Owner...................................2

Section 2. Representations and Warranties of the Lead Selling Agent...............................6

Section 3. Representations and Warranties of the Futures Broker...................................7

Section 4. Representations and Warranties of JWH..................................................8

Section 5. Offering and Sale of Units............................................................10

Section 6. Covenants of the Managing Owner.......................................................15

Section 7. Covenants of JWH......................................................................16

Section 8. Payment of Expenses and Fees..........................................................17

Section 9. Conditions of Closing.................................................................17

Section 10. Indemnification and Exculpation......................................................18

Section 11. Status of Parties....................................................................21

Section 12. Representations, Warranties and Agreements to Survive Delivery.......................21

Section 13. Notices and Authority to Act.........................................................21

Section 14. Parties..............................................................................22

Section 15. GOVERNING LAW........................................................................22

Section 16. Requirements of Law..................................................................22

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                                JWH GLOBAL TRUST
                           (A DELAWARE BUSINESS TRUST)

                              (SUBSCRIPTION PRICE:
                            NET ASSET VALUE PER UNIT)

                                SELLING AGREEMENT

                                                             as of March 1, 2002

CIS SECURITIES, INC.
233 S. Wacker Drive, Suite 2300
Chicago, Illinois  60606

Dear Sirs:

          Your affiliate, CIS Investments, Inc., a Delaware corporation (referred to herein in its individual corporate capacity and as managing owner as "CISI" or the "Managing Owner"), and certain initial beneficial owners have formed a business trust pursuant to the Business Trust Act (12 DEL. C. Section 3801 et seq.) of the State of Delaware (the "Trust Act") under the name JWH GLOBAL TRUST (the "Trust"), for the purpose of engaging in speculative trading of futures contracts on currencies, interest rates, energy, and agricultural products, metals and stock indices; options on such futures contracts; and spot and forward contracts on currencies and precious metals. As described in the Prospectus referred to below, the Trust has entered into a Trading Advisory Agreement (the "Trading Advisory Agreement") with John W. Henry & Company, Inc., a Florida corporation ("JWH"), pursuant to which the Trust engages in speculative trading under the direction of JWH pursuant to JWH's Financial and Metals Portfolio, G-7 Currency Portfolio and The JWH GlobalAnalytics -Registered Trademark- Family of Programs and, possibly in the future, other programs selected by the Managing Owner with the Agreement of JWH (the "JWH Trading Programs"). You (the "Lead Selling Agent") shall replace Cargill Investor Services, Inc. (the "Futures Broker") as the principal selling agent for the Trust pursuant to the terms of this Agreement. Other selling agents (the "Additional Selling Agents") may be selected by the Lead Selling Agent (including those introduced by wholesalers ("Wholesalers")), with the consent of the Managing Owner, in accordance with the terms of this Agreement. Forms of the Additional Selling Agent Agreement and, in the case of Wholesalers introducing Additional Selling Agents, the Wholesaling Agreement shall be substantially the same as the forms of such agreements previously used when the Futures Broker acted as the lead selling agent for the Trust. In addition, the Additional Selling Agents may also, with the consent of the Lead Selling Agent and Managing Owner, distribute Units through the use of "introducing broker" correspondents ("Correspondents"). The Correspondent Selling Agent Agreement shall be substantially similar to the form of such agreement previously used when the Futures Broker acted as lead selling agent for the Trust.

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          In addition, your affiliate, the Futures Broker, has agreed to act as broker for the Trust pursuant to a customer agreement (the "Customer Agreement") between the Futures Broker and the Trust and as principal with respect to certain "exchange of futures for physical" transactions, and CIS Financial Services, Inc. ("CISFS") has agreed to act as principal with respect to the Trust's forward and spot currency trades and precious metals transactions pursuant to a Foreign Exchange Account Agreement and Cash Bullion Account Agreement (collectively, the "FX Agreement") between CISFS and the Trust.

          Capitalized terms used herein, unless otherwise indicated, shall have the meanings attributed to them in the Prospectus referred to below.

          Section 1. REPRESENTATIONS AND WARRANTIES OF THE MANAGING OWNER. Each of the Managing Owner and the Trust severally as applicable to itself (and in the case of CISI as applicable to the Trust) represents and warrants to JWH, the Lead Selling Agent and the Futures Broker, as follows:

          (a) The Trust has filed with the Securities and Exchange Commission (the "SEC") a registration statement on Form S-1 (Registration No. 333-33987), as initially filed with the SEC on August 19, 1997 for the registration of Units of Beneficial Interests (the "Units") in the Trust under the Securities Act of 1933, as amended (the "1933 Act"), has filed two copies thereof with the Commodity Futures Trading Commission (the "CFTC") under the Commodity Exchange Act (the "Commodity Act") and one copy with National Futures Association ("NFA") in accordance with NFA Compliance Rule 2-13. The Registration Statement, as amended by Post-Effective Amendment No. 5 thereto, became effective with the SEC as of July 3, 2001. (The Registration Statement, in the form in which it became effective on July 3, 2001, and the Prospectus included therein as first filed pursuant to Rule 424(b) of the rules and regulations of the SEC under the 1933 Act (the "SEC Regulations") are hereinafter referred to as the "Registration Statement" and the "Prospectus," respectively.) If the Trust files a subsequent post-effective amendment to the Registration Statement, then the term Registration Statement shall, from and after the declaration of the effectiveness of such post-effective amendment, refer to the Registration Statement as amended by such post-effective amendment thereto, and the term Prospectus shall refer to the amended prospectus then on file with the SEC as part of the Registration Statement, or if a subsequent prospectus is filed by the Trust pursuant to Rule 424 of the SEC Regulations, the term Prospectus shall refer to the prospectus most recently filed pursuant to such Rule from and after the date on which it shall have been first used. Except as required by law, the Trust will not file any amendment to the Registration Statement or any amendment or supplement to the Prospectus which shall be reasonably objected to in writing by JWH or by counsel to JWH, upon reasonable prior notice.

          (b) The Trust will not utilize any promotional brochure or other marketing materials (collectively, "Promotional Material"), including "Tombstone Ads" or other communications qualifying under Rule 134 of the SEC Regulations, which are reasonably objected to by the Lead Selling Agent. No reference to the Lead

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     Selling Agent may be made in the Registration Statement, Prospectus or in any Promotional Material which has not been approved in writing by the Lead Selling Agent, which approval the Lead Selling Agent may withhold in its sole and absolute discretion. The Trust will file all Promotional Material with the National Association of Securities Dealers, Inc. (the "NASD"), and will not use any such Promotional Material to which the NASD has not stated in writing that it has no objections. The Trust will file all Promotional Material in all state jurisdictions, and will not use any such Promotional Material in any state which has expressed any objection thereto (except pursuant to agreed-upon modifications to the Promotional Material).

          (c) The Certificate of Trust pursuant to which the Trust has been formed (the "Certificate of Trust") and the Declaration and Agreement of Trust of the Trust (the "Declaration and Agreement of Trust") each provides for the subscription for and sale of the Units; all action required to be taken by the Managing Owner and the Trust as a condition to the sale of the Units to qualified subscribers therefor has been, or prior to the Subsequent Closing Times, as defined in Section 5 hereof, will have been taken; and, upon payment of the consideration therefor specified in all accepted Subscription Agreements and Powers of Attorney, the Units will constitute valid beneficial interests in the Trust.

          (d) The Trust is a business trust duly organized pursuant to the Certificate of Trust, the Declaration and Agreement of Trust and the Trust Act and validly existing under the laws of the State of Delaware with full power and authority to engage in the trading of futures, options on futures, and spot/forward contracts, as described in the Prospectus; the Trust has filed a certificate of assumed name in the State of Illinois as provided by 805 I.L.C.S. 405/1.

          (e) CISI is duly organized and validly existing and in good standing as a corporation under the laws of the State of Delaware and in good standing as a foreign corporation under the laws of the State of Illinois, and in each other jurisdiction in which the nature or conduct of its businesses requires such qualification and the failure to so qualify would materially adversely affect the Trust's or the Managing Owner's ability to perform their obligations hereunder.

          (f) The Trust and the Managing Owner have proper power and authority under applicable law to perform their respective obligations under the Declaration and Agreement of Trust, the Escrow Agreement relating to the offering of the Units (the "Escrow Agreement"), the Customer Agreement, the FX Agreement, the Trading Advisory Agreement and this Agreement, as described in the Registration Statement and Prospectus.

          (g) The Registration Statement and Prospectus contain all statements and information required to be included therein by the Commodity Act and the rules and regulations thereunder. When the Registration Statement became effective under the 1933 Act, the Registration Statement and Prospectus complied in all

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     material respects with the requirements of the 1933 Act, the Commodity Act and the rules and regulations under such Acts. The Registration Statement as of its effective date did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus as of its date of issue did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which such statements were made, not misleading. This representation and warranty shall not, however, apply to any statement or omission in the Registration Statement or Prospectus made in reliance upon and in conformity with information relating to JWH and furnished or approved in writing by JWH.

          (h) KPMG LLP, the accountants who certified the financial statements filed with the SEC as part of the Registration Statement, are, with respect to CISI and the Trust, independent public accountants with respect to the Managing Owner and the Trust as required by the 1933 Act and the SEC Regulations.

          (i) The financial statements filed as part of the Registration Statement and those included in the Prospectus present fairly the financial position of the Trust and of the Managing Owner as of the dates indicated; and said financial statements have been prepared in conformity with generally accepted accounting principles (as described therein), or, in the case of unaudited financial statements, in substantial conformity with generally accepted accounting principles, applied on a basis which is consistent in all material respects for each balance sheet date presented.

          (j) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any material adverse change in the condition, financial or otherwise, business or prospects of the Managing Owner or the Trust, whether or not arising in the ordinary course of business.

          (k) The Managing Owner at each Subsequent Closing Time will have a net worth sufficient in amount and satisfactory in form, as set forth in the opinion of Sidley Austin Brown & Wood, counsel for CISI, for classification of the Trust as a partnership for Federal income tax purposes under current interpretations of the Internal Revenue Code of 1954 and the Internal Revenue Code of 1986, as amended (collectively, the "Code"), and the regulations thereunder.

          (l) The Trading Advisory Agreement, the Declaration and Agreement of Trust, the Escrow Agreement and this Agreement have each been duly and validly authorized, executed and delivered by each Managing Owner signatory thereto for itself and on behalf of the Trust, and each constitutes a legal, valid and binding agreement of the Trust and the Managing Owner signatory thereto enforceable in accordance with its terms. The Customer Agreement and the FX Agreement have

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     each been duly and validly authorized, executed and delivered by CISI on behalf of the Trust.

          (m) The execution and delivery of the Declaration and Agreement of Trust, the Escrow Agreement, the Customer Agreement, the FX Agreement, the Trading Advisory Agreement and this Agreement, the incurrence of the obligations set forth in each of such agreements and the consummation of the transactions contemplated therein and in the Prospectus will not constitute a breach of, or default under, any instrument by which either the Managing Owner or the Trust, as the case may be, is bound or any order, rule or regulation applicable to the Managing Owner or the Trust of any court or any governmental body or administrative agency having jurisdiction over the Managing Owner or the Trust.

          (n) There is not pending, or, to the Managing Owner' knowledge threatened, any action, suit or proceeding before or by any court or other governmental body to which the Managing Owner or the Trust is a party, or to which any of the assets of the Managing Owner or the Trust is subject, which is not referred to in the Prospectus and which might reasonably be expected to result in any material adverse change in the condition (financial or otherwise), business or prospects of the Managing Owner or the Trust or is required to be disclosed in the Prospectus pursuant to applicable CFTC regulations. The Managing Owner has not received any notice of an investigation or warning letter from NFA or the CFTC regarding non-compliance by the Managing Owner with the Commodity Act or the regulations thereunder.

          (o) The Managing Owner has all Federal and state governmental, regulatory and commodity exchange approvals and licenses, and has effected all filings and registrations with Federal and state governmental agencies required to conduct its businesses and to act as described in the Registration Statement and Prospectus or required to perform its obligations as described under the Declaration and Agreement of Trust and this Agreement (including, without limitation, registration as a commodity pool operator under the Commodity Act and membership in NFA as a commodity pool operator), and the performance of such obligations will not contravene or result in a breach of any provision of its certificate of incorporation, by-laws or any agreement, order, law or regulation binding upon it. The principals of the Managing Owner identified in the Registration Statement are all of the principals of the Managing Owner, as "principals" is defined by the CFTC regulations. Such principals are duly listed as such on the Managing Owner's commodity pool operator Form 7-R registration.

          (p) The Trust does not require any Federal or state governmental, regulatory or commodity exchange approvals or licenses, or need to effect any filings or registrations with any Federal or state governmental agencies in order to conduct its businesses and to act as contemplated by the Registration Statement

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     and Prospectus and to issue and sell the Units (other than filings relating solely to the offering of the Units), and to trade in the commodity markets.

          Section 2. REPRESENTATIONS AND WARRANTIES OF THE LEAD SELLING AGENT. The Lead Selling Agent represents and Trust, the Managing Owner, JWH and the Futures Broker, as follows:

          (a) The Lead Selling Agent is a corporation duly organized and validly existing and in good standing under the laws of the State of Delaware and in good standing and qualified to do business in the State of Illinois and in each other jurisdiction in which the nature or conduct of its business requires such qualification and the failure to be duly qualified would materially adversely affect the Lead Selling Agent's ability to perform its obligations hereunder. The Lead Selling Agent has full corporate power and authority to perform its obligations under this Agreement and as will be described in the Registration Statement and Prospectus.

          (b) All references to the Lead Selling Agent and its principals in the Registration Statement and Prospectus are accurate and complete in all material respects. As to the Lead Selling Agent and its principals (i) the Registration Statement (with respect to the information relating to the Lead Selling Agent furnished to the Managing Owner) as of its effective date did not contain any misleading or untrue statement of a material fact or omit to state a material fact which is required to be stated therein or necessary to make the statements therein not misleading and (ii) the Prospectus (as approved in pertinent part by the Lead Selling Agent) at its date of issue did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading, in light of the circumstances under which such statements were made.

          (c) The Lead Selling Agent has all Federal and state governmental, regulatory and exchange licenses and approvals, and has effected all filings and registrations with Federal and state governmental and regulatory agencies required to conduct its business and to act as described in the Registration Statement and Prospectus or required to perform its obligations under the this Agreement (including, without limitation, membership of the Lead Selling Agent as a dealer in NASD), and the performance of such obligations will not violate or result in a breach of any provision of the Lead Selling Agent's certificate of incorporation, by-laws or any agreement, instrument, order, law or regulation binding upon the Lead Selling Agent.

          (d) This Agreement has been duly authorized, executed and delivered by the Lead Selling Agent, and this Agreement constitutes a valid, binding and enforceable agreement of the Lead Selling Agent in accordance with its terms.

          (e) The execution and delivery of this Agreement, the incurrence of the obligations set forth herein and therein and the consummation of the transactions

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     contemplated herein and therein and in the Prospectus will not constitute a breach of, or default under, any instrument by which the Lead Selling Agent is bound or any order, rule or regulation applicable to the Lead Selling Agent of any court or any governmental body or administrative agency having jurisdiction over the Lead Selling Agent.

          The representations and warranties set forth in Section 2(b) shall not be made by the Lead Selling Agent until the Managing Owner files Post Effective Amendment Number 6 to the Trust's Registration Statement Number 333-33937.

          Section 3. REPRESENTATIONS AND WARRANTIES OF THE FUTURES BROKER. The Futures Broker represents and warrants to the Trust, the Managing Owner, JWH and the Lead Selling Agent, as follows:

          (a) The Futures Broker is a corporation duly organized and validly existing and in good standing under the laws of the State of Delaware and in good standing and qualified to do business in the State of Illinois and in each other jurisdiction in which the nature or conduct of its business requires such qualification and the failure to be duly qualified would materially adversely affect the Futures Broker's ability to perform its obligations hereunder or under the Customer Agreement. The Futures Broker has full corporate power and authority to perform its obligations under the Customer Agreement and this Agreement and as described in the Registration Statement and Prospectus.

          (b) All references to the Futures Broker and its principals in the Registration Statement and Prospectus are accurate and complete in all material respects, and set forth in all material respects the information required to be disclosed therein under the Commodity Act and the rules and regulations thereunder. As to the Futures Broker and its principals (i) the Registration Statement and Prospectus contain all statements and information required to be included therein under the Commodity Act and the rules and regulations thereunder, (ii) the Registration Statement (with respect to the information relating to the Futures Broker furnished to the Managing Owner) as of its effective date did not contain any misleading or untrue statement of a material fact or omit to state a material fact which is required to be stated therein or necessary to make the statements therein not misleading and (iii) the Prospectus (as approved in pertinent part by the Futures Broker) at its date of issue did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading, in light of the circumstances under which such statements were made.

          (c) The Futures Broker has all Federal and state governmental, regulatory and commodity exchange licenses and approvals, and has effected all filings and registrations with Federal and state governmental and regulatory agencies required to conduct its business and to act as described in the Registration Statement and Prospectus or required to perform its obligations under the Customer Agreement, the Trading Advisory Agreement and this Agreement

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     (including, without limitation, registration of the Futures Broker as a futures commission merchant under the Commodity Act and membership of the Futures Broker as a futures commission merchant in NFA), and the performance of such obligations will not violate or result in a breach of any provision of the Futures Broker's certificate of incorporation, by-laws or any agreement, instrument, order, law or regulation binding upon the Futures Broker.

          (d) Each of the Customer Agreement and this Agreement has been duly authorized, executed and delivered by the Futures Broker, and this Agreement constitutes a valid, binding and enforceable agreement of the Futures Broker in accordance with its terms.

          (e) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as may otherwise be stated in or contemplated by the Registration Statement and the Prospectus, there has not been any material adverse change in the condition, financial or otherwise, business or prospects of the Futures Broker, whether or not arising in the ordinary course of business.

          (f) In the ordinary course of its business, the Futures Broker is engaged in civil litigation and subject to administrative proceedings. Neither the Futures Broker nor any of its principals have been the subject of any administrative, civil, or criminal actions within the five years preceding the date hereof that would be material to an investor's decision to purchase the Units which are not disclosed in the Prospectus.

          (g) The execution and delivery of the Customer Agreement and this Agreement, the incurrence of the obligations set forth herein and therein and the consummation of the transactions contemplated herein and therein and in the Prospectus will not constitute a breach of, or default under, any instrument by which the Futures Broker is bound or any order, rule or regulation applicable to the Futures Broker of any court or any governmental body or administrative agency having jurisdiction over the Futures Broker.

          Section 4. REPRESENTATIONS AND WARRANTIES OF JWH. JWH represents and warrants to the Trust, the Lead Selling Agent, the Managing Owner and the Futures Broker as follows:

          (a) JWH is a corporation duly organized and validly existing and in good standing under the laws of the State of Florida and in good standing as a foreign corporation in each other jurisdiction in which the nature or conduct of its business requires such qualification and the failure to be duly qualified would materially affect JWH's ability to perform its obligations under this Agreement and the Trading Advisory Agreement. JWH has full corporate power and authority to perform its obligations under this Agreement, and the Trading Advisory Agreement as described in the Registration Statement and Prospectus.

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          (b) All references to JWH and its principals, and its trading systems, methods and performance in the Registration Statement and the Prospectus are accurate and complete in all material respects. As to JWH, each of the principals of JWH, the JWH trading programs, and JWH's trading systems, strategies and performance, (i) the Registration Statement and Prospectus contain all statements and information required to be included therein under the Commodity Act and the rules and regulations thereunder, (ii) the Registration Statement (with respect to the information relating to JWH furnished to the Managing Owner) as of its effective date did not contain any misleading or untrue statement of a material fact or omit to state a material fact which is required to be stated therein or necessary to make the statements therein not misleading and (iii) the Prospectus (as approved in pertinent part by JWH) at its date of issue did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading, in light of the circumstances under which such statements were made. Except as otherwise disclosed in the Prospectus or identified in writing to the Managing Owner on or prior to the date hereof, the actual performance of each discretionary account directed by JWH or any principal or affiliate of JWH for the periods covered by the performance summaries set forth in the Prospectus is disclosed in accordance with the requirements of the Commodity Act and the rules and regulations thereunder (or as otherwise permitted by the Staff of the Division of Trading and Markets of the CFTC). The information, performance summaries and monthly rates of return relating to the performance of JWH comply in all material respects with the disclosure requirements of the rules and regulations of the CFTC under the Commodity Act. The performance records in the Prospectus (as applicable to JWH) have been calculated in the manner set forth in the notes thereto.

          (c) The Trading Advisory Agreement and this Agreement have each been duly and validly authorized, executed and delivered on behalf of JWH and each constitutes a valid, binding and enforceable agreement of JWH in accordance with its terms.

          (d) JWH has all Federal and state governmental, regulatory and commodity licenses and approvals and has effected all filings and registrations with Federal and state governmental and regulatory agencies required to conduct its business and to act as described in the Registration Statement and Prospectus or required to perform its obligations under this Agreement and the Trading Advisory Agreement (including, without limitation, registration of JWH as a commodity trading advisor under the Commodity Act and membership of JWH as a commodity trading advisor in NFA), and the performance of such obligations will not violate or result in a breach of any provision of JWH's Certificate of Incorporation, by-laws or any agreement, instrument, order, law or regulation binding on JWH. The principals of JWH are duly listed as such on JWH's commodity trading advisor Form 7-R registration.

          (e) Management by JWH of an account for the Trust in accordance with the terms hereof and of the Trading Advisory Agreement, and as described in the

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     Prospectus, will not require any registration under, or violate any of the provisions of, the Investment Advisers Act of 1940.

          (f) Neither JWH nor any principal of JWH will use or distribute any preliminary prospectus, Prospectus, amended or supplemented Prospectus or selling literature nor engage in any selling activities whatsoever in connection with the offering of the Units, except as may be requested by the Managing Owner pursuant to Section 7(c) of this Agreement.

          (g) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as may otherwise be stated in or contemplated by the Registration Statement and the Prospectus, there has not been any material adverse change in the condition, financial or otherwise, business or prospects of JWH, whether or not arising in the ordinary course of business.

          (h) The execution and delivery of this Agreement and the Trading Advisory Agreement, the incurrence of the obligations herein and therein set forth and the consummation of the transactions contemplated herein and therein and in the Prospectus will not constitute a breach of, or default under, any instrument by which JWH is bound or any order, rule or regulation applicable to JWH of any court or any governmental body or administrative agency having jurisdiction over JWH.

          (i) Except as disclosed in the Registration Statement and Prospectus, there is not pending, or to the best of JWH's knowledge threatened, any action, suit or proceeding before or by any court or other governmental body to which JWH is a party, or to which any of the assets of JWH is subject, which might reasonably be expected to result in any material adverse change in the condition, financial or otherwise, business or prospects of JWH. JWH has not received any notice of an investigation or warning letter from NFA or the CFTC regarding non-compliance by JWH with the Commodity Act or the regulations thereunder.

          (j) JWH has not received, and is not entitled to receive, directly or indirectly, any commission, finder's fee, similar fee or rebate from any person in connection with the organization or operation of the Trust.

          Section 5. OFFERING AND SALE OF UNITS.

          (a) The Lead Selling Agent is hereby appointed the principal selling agent of the Trust (although as described herein it is contemplated that certain Additional Selling Agents, including those introduced to the Lead Selling Agent by Wholesalers, Wholesalers and Correspondents may also market Units, provided each of such Additional Selling Agents, Wholesalers and Correspondents is duly registered as a broker-dealer in each jurisdiction in which such person markets Units) during the term herein specified for the purpose of finding acceptable subscribers of Units through a public offering. Units may be

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     sold as of the close of business on the last day of each month, as determined by the Managing Owner (the "Offering Period"; such subsequent sale dates being hereinafter referred to as "Subsequent Closing Times"). Subject to the performance by the Managing Owner of all its obligations to be performed hereunder, and to the completeness and accuracy in all material respects of all the representations and warranties of the Managing Owner and JWH contained herein, the Lead Selling Agent hereby accepts such agency and agrees on the terms and conditions herein set forth to use its best efforts during the Offering Period to find acceptable subscribers for the Units at Net Asset Value per Unit during the Offering Period, each subscriber being required to subscribe for at least $5,000 of Units, $2,000 of Units in the case of trustees or custodians of eligible employee benefit plans and individual retirement accounts and $1,000 of Units in the case of Unitholders. It is understood that the Lead Selling Agent's agreement to use its best efforts to find acceptable subscribers for the Units shall not prevent it from acting as a selling agent or underwriter for the securities of other issuers which may be offered or sold during the Offering Period. The agency of the Lead Selling Agent hereunder shall continue at least until the close of business on December 31, 2002, as the Lead Selling Agent and the Managing Owner shall agree upon.

          (b) No selling commissions will be paid from the proceeds of sales of Units. The Lead Selling Agent will compensate its own Registered Representatives pursuant to the Lead Selling Agent's standard compensation procedures. The Lead Selling Agent will pay Additional Selling Agents selling commissions of up to 4% of the Net Asset Value of each Unit sold by the Registered Representative of each such Additional Selling Agent. In the case of an Additional Selling Agent introduced by a Wholesaler, the Lead Selling Agent will pay such Wholesaler a portion of the up to 4% per Unit selling commissions depending upon the Wholesaler's arrangement with the Additional Selling Agent. Ongoing compensation, of up to 4% per annum of the month-end Net Asset Value of the Units attributable to Units sold by a Registered Representative of the Additional Selling Agent which remain outstanding for more than twelve months (including the month as of the end of which such Unit is redeemed) will also be paid to the Registered Representative who agrees to provide the additional services described below, who is registered with the CFTC and who has satisfied all applicable proficiency requirements (including those imposed by the NASD as a condition of receiving "trailing commissions") by either passing the Series 3 National Commodity Futures Exam or the Series 31 exam or being "grandfathered" from having to do so. In the case of an Additional Selling Agent introduced by a Wholesaler who meets the eligibility requirements for receipt of ongoing compensation, the Lead Selling Agent will pay a portion of the up to 1/3 of 1% monthly ongoing compensation to the Wholesaler depending upon the Wholesaler's arrangement with the Additional Selling Agent.

          The ongoing compensation described in the foregoing paragraph shall only be paid to any otherwise eligible Registered Representatives, provided that the Additional Selling Agent with which such Registered Representative is associated continues to be registered with the CFTC as a futures commission merchant or introducing broker and continues to be a member in good standing of NFA in such capacity, and is contingent upon the provision by a Registered Representative (duly registered and qualified as to proficiency with the CFTC and NFA as described above) who sold outstanding Units in his capacity as a registered representative of the Additional Selling Agent of additional services in connection with such Units, including: (i) inquiring of the Managing Owner from time to time, at the request of an owner of such Units, as to the Net Asset Value of a Unit; (ii) inquiring of the Managing Owner from time to time, at the request of an owner of such Units, regarding the commodities markets and the Trust; (iii) assisting, at the request of the Managing Owner, in the redemption of Units sold by such Registered Representative; and (iv) providing such other services to the owners of such Units as the Managing Owner may, from time to time, reasonably request.

          Ongoing compensation shall be credited and paid only in respect of Units sold by Registered Representatives who are eligible to receive such ongoing compensation as described above. No ongoing compensation whatsoever shall be credited, paid or accrued on any Units sold by Registered Representatives not then eligible to receive such ongoing compensation. With respect to particular Units substitute Registered Representatives who are appropriately registered and who agree in writing to perform the services described in this Section 5(b) above with respect to such Units ("Substitute Registered Representatives") may also receive ongoing compensation with respect to such Units. Such ongoing compensation shall be paid monthly.

          In the event that the payment of ongoing compensation is restricted by the NASD, the Lead Selling Agent's payments of such ongoing compensation shall be limited to the maximum amount permissible pursuant to such restrictions.

          In the case of Units sold by Registered Representatives who are not qualified to receive ongoing compensation as set forth above, the Lead Selling Agent will pay such Registered Representatives installment selling commissions at the same rate as in the case of ongoing compensation, but the sum of such installment selling commissions and the initial selling commission payable to each such Registered Representative is limited in amount, pursuant to applicable NASD policy, to 10.0% of the initial subscription price of the Units sold by such Registered Representatives and remaining outstanding.

          In respect of Correspondents selected by an Additional Selling Agent (with the consent of the Managing Owner and the Lead Selling Agent), the Lead Selling Agent shall pay such Additional Selling Agent selling commissions and ongoing compensation or installment sales commissions as set forth above, a portion (as agreed between such Additional Selling Agent and each such Correspondent) of which shall be passed on by the Additional Selling Agent to such Correspondents.

          Ongoing compensation which cannot be paid because an Additional Selling Agent or a Correspondent (or a Registered Representative of either) has not met the eligibility requirements shall be retained by the Lead Selling Agent.

          Selling Commissions and ongoing compensation payable in respect of Units sold to any investor eligible to be charged a Special Brokerage Fee Rate as described in the Registration Statement and Prospectus shall be reduced by the difference between the standard rate Brokerage Fee and the applicable Special Brokerage Fee Rate.

          (c) The Lead Selling Agent will use its best efforts to find eligible persons to purchase the Units on the terms stated herein and in the Registration Statement and Prospectus. It is understood that the Lead Selling Agent has no commitment with regard to the sale of the Units other than to use its best efforts. In connection with the offer and sale of the Units, the Lead Selling Agent represents that it will comply fully with all applicable laws, and the rules of the NASD, the SEC, the CFTC, state securities administrators and any other regulatory body. In particular, and not by way of limitation, the Lead Selling Agent represents and warrants that it is aware of Rule 2810 of the NASD (formerly Appendix F of the NASD Rules of Fair Practice) and that it will comply fully with all the terms thereof in connection with the offering and sale of the Units. The Lead Selling Agent shall not execute any sales of Units from a discretionary account over which it has control without prior written approval of the customer in whose name such discretionary account is maintained.

          The Lead Selling Agent agrees not to recommend the purchase of Units to any subscriber unless the Lead Selling Agent shall have reasonable grounds to believe, on the basis of information obtained from the subscriber concerning, among other things, the subscriber's investment objectives, other investments, financial situation and needs, that the subscriber is or will be in a financial position appropriate to enable the subscriber to realize to a significant extent the benefits of the Trust, including tax benefits described in the Prospectus; the subscriber has a fair market net worth sufficient to sustain the risks inherent in participating in the Trust, including loss of investment and lack of liquidity; and the Units are otherwise a suitable investment for the subscriber. The Lead Selling Agent agrees to maintain files of information disclosing the basis upon which the Lead Selling Agent determined that the suitability requirements of Section (b)(2) of Rule 2810 of the NASD were met as to each subscriber (the basis for determining suitability may include the Subscription Agreements and Powers of Attorney and other certificates submitted by subscribers). The Lead Selling Agent represents and warrants that it has reasonable grounds to believe, based on information in the Prospectus and information to which the Lead Selling Agent has had access due to its affiliation with CISI, that all material facts relating to an investment in the Units are adequately and accurately disclosed in the Prospectus. In connection with making the foregoing representations and warranties, the Lead Selling Agent further represents and warrants that it has, among other things, examined the following sections in the Prospectus and obtained such additional information from CISI regarding the information set forth thereunder as the Lead Selling Agent has deemed necessary or appropriate to determine whether the Prospectus adequately and accurately discloses all material facts relating to an investment in the Trust and provides an adequate basis to subscribers for evaluating an investment in the Units:

          "Summary"
          "The Risks You Face"
          "Investment Factors"
          "How the Trust Works "
          "John W. Henry & Company, Inc."
          "The Managing Owner"
          "Charges"
          "Redemptions; Net Asset Value"
          "Transactions Between CIS Group and the Trust"
          "Conflicts of Interest"
          "The Trust and the Trustee"
          "Tax Consequences"
          "Plan of Distribution"

     In connection with making the representations and warranties set forth in this paragraph, the Lead Selling Agent has not relied on inquiries made by or on behalf of any other parties.

          The Lead Selling Agent agrees to inform all prospective purchasers of Units of all pertinent facts relating to the liquidity and marketability of the Units as set forth in the Prospectus.

          (d) None of the Lead Selling Agent, the Trust or the Managing Owner shall, directly or indirectly, pay or award any finder's fees, commissions or other compensation to any person engaged by a potential investor for investment advice as an inducement to such advisor to advise the purchase of Units; provided, however, the normal sales commissions payable to a registered broker-dealer or other properly licensed person for selling Units shall not be prohibited hereby.

          (e) As contemplated by Section 8 hereof, CISI will advance the Trust's organization and offering costs.

          (f) All payments for subscriptions shall be made by transfer of funds to the escrow account of the Trust as described in the Prospectus, provided that any such arrangements, must comply in all relevant respects with SEC Regulations 10b-9 and 15c2-4.

          (g) Upon the reasonable request of the Lead Selling Agent, CISI agrees to cause its counsel to prepare and deliver to the Lead Selling Agent a Blue Sky Survey which shall set forth, for the guidance of the Lead Selling Agent, in which United States jurisdictions the Units may be offered and sold. It is understood and agreed that the Lead Selling Agent may rely, in connection with the offering and sale of Units in any jurisdiction, on advice given by such counsel as to the legality of the offer or sale of the Units in such jurisdiction, provided, however, that the Lead Selling Agent and each Wholesaler, Additional Selling Agent and Correspondent shall be responsible for compliance with all applicable laws, rules and regulations with respect to the actions of its employees, acting as such, in connection with sales of Units in any jurisdiction.

          Section 6. COVENANTS OF THE MANAGING OWNER.

          (a) The Managing Owner will notify the Lead Selling Agent and JWH immediately and confirm such notification in writing (i) when any amendment to the Registration Statement shall have become effective, (ii) of the receipt of any comments from the SEC, CFTC or any other Federal or state regulatory body with respect to the Registration Statement, (iii) of any request by the SEC, CFTC or any other Federal or state regulatory body for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information relating thereto and (iv) of the issuance by the SEC, CFTC or any other Federal or state regulatory body of any order suspending the effectiveness of the Registration Statement under the 1933 Act, the CFTC registration or NFA membership of the Managing Owner as a commodity pool operator, or the registration of Units under the Blue Sky or securities laws of any state or other jurisdiction or any order or decree enjoining the offering or the use of the then current Prospectus or of the institution, or notice of the intended institution, of any action or proceeding for that purpose.

          (b) The Managing Owner will deliver to the Lead Selling Agent, as soon as available, a signed copy of each amendment to the Registration Statement as originally filed and the exhibits thereto, and will also deliver to the Lead Selling Agent such number of conformed copies of the Registration Statement as originally filed and of each amendment thereto (without exhibits) as the Lead Selling Agent shall reasonably require.

          (c) The Managing Owner will deliver to the Lead Selling Agent as promptly as practicable from time to time during the period when the Prospectus is required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as the Lead Selling Agent, Wholesalers, Additional Selling Agents and Correspondents may reasonably request for the purposes contemplated by the 1933 Act or the SEC Regulations.

          (d) During the period when the Prospectus is required to be delivered pursuant to the 1933 Act, the Managing Owner and the Trust will use best efforts to comply with all requirements imposed upon them by the 1933 Act and the Commodity Act, each as now and hereafter amended, and by the SEC Regulations and rules and regulations of the CFTC, as from time to time in force, so far as necessary to permit the continuance of sales of, or dealings in, the Units during such period in accordance with the provisions hereof and as set forth in the Prospectus.

          (e) If any event relating to or affecting the Managing Owner or the Trust shall occur as a result of which it is necessary, in the reasonable opinion of the Managing Owner or the Lead Selling Agent, to amend or supplement the Prospectus in order to make the Prospectus not materially misleading in light of the circumstances existing at the time it is delivered to a subscriber, the Managing Owner and the Trust will forthwith prepare and furnish to the Lead Selling Agent, at the expense of the Managing Owner, a reasonable number of copies of an amendment or amendments of, or a supplement or supplements to, the Prospectus which will amend or supplement the Prospectus so that as amended or supplemented it will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at the time the Prospectus is delivered to a subscriber, not misleading. No such amendment or supplement shall be filed without the approval of the Lead Selling Agent and JWH and their counsel.

          (f) The Managing Owner will use best efforts to qualify the Units for offer and sale under applicable securities or "Blue Sky" laws and continue such qualification throughout the Offering Period, provided that in no event shall the Managing Owner or the Trust be obligated to (i) take any action which would subject it to service of process in suits other than those arising out of the offering or sale of the Units, or taxes, in any jurisdiction where any of them is not now so subject, (ii) change any material term in the Registration Statement, or (iii) expend a sum of money considered unreasonable by CISI.

          Section 7. COVENANTS OF JWH.

          (a) JWH agrees to cooperate, to the extent reasonably requested by the Managing Owner, in the preparation of any amendments or supplements relating to itself to the Registration Statement and the Prospectus.

          (b) During the period when the Prospectus is required to be delivered under the 1933 Act, JWH agrees to notify the Managing Owner immediately upon discovery of any untrue or misleading statement regarding it, its operations or any of its principals or of the occurrence of any event or change in circumstances which would result in there being any untrue or misleading statement or an omission in the Prospectus or Registration Statement regarding it, its operations or any of its principals or result in the Prospectus not including all information relating to JWH and its principals required pursuant to CFTC regulations. During such period, JWH shall promptly inform the Managing Owner if it is necessary to amend or supplement the Prospectus in order to make the Prospectus not materially misleading in light of the circumstances existing at the time the Prospectus is delivered to a subscriber.

          (c) JWH agrees to assist, and cause its principals or agents to assist, at its own expense in "road show" presentations relating to the initial and ongoing offering of the Units at the reasonable request of the Lead Selling Agent and at the expense of JWH, provided that no such assistance shall result in any action which any such principal or agent reasonably believes may require registration of JWH or any such principal or agent as a broker-dealer or salesman.

          Section 8. PAYMENT OF EXPENSES AND FEES. CISI will advance expenses incident to the performance of the obligations of the Managing Owner and the Trust hereunder, including: (i) the printing and delivery to the Lead Selling Agent in quantities as hereinabove stated of copies of the Registration Statement and all amendments thereto, of the Prospectus and any supplements or amendments thereto, and of any supplemental sales materials; (ii) the reproduction of this Agreement and the printing and filing of the Registration Statement and the Prospectus (and, in certain cases, the exhibits thereto) with the SEC, CFTC and NFA; (iii) the qualification of the Units under the securities or "Blue Sky" laws in the various jurisdictions, including filing fees and the fees and disbursements of CISI's counsel incurred in connection therewith; (iv) the services of counsel and accountants for CISI and the Trust, including certain services of KPMG LLP in connection with their review of the performance records in the Prospectus; (v) the printing or reproduction and delivery to the Lead Selling Agent of such number of copies as it may reasonably request of the Blue Sky Survey; and (vi) "road show" presentations (not including the expenses of JWH and their personnel which shall be borne by JWH).

          The Managing Owner and the Lead Selling Agent are each aware of the limitations imposed by Rule 2810 of the NASD on the aggregate compensation which may be received by the Lead Selling Agent in connection with the offering and sale of the Units. The Lead Selling Agent will in no event make any payments to its own Registered Representatives or any Additional Agent as described above, which, when added to the up to 4% selling commissions which the Lead Selling Agent may pay with respect to the sales of Units, would exceed 9% of the gross proceeds of the Units sold to the public. CISI shall not reimburse the Lead Selling Agent for any due diligence expenses in connection with the offering.

          Section 9. CONDITIONS OF CLOSING. The obligations of each of the parties hereunder are subject to the accuracy of the representations and warranties of the other parties hereto, to the performance by such other parties of their respective obligations hereunder and to the following further conditions:

          (a) At each Subsequent Closing Time no order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceeding therefor initiated or threatened by the SEC and no objection to the content thereof shall have been expressed or threatened by the CFTC or NFA.

          (b) Upon the request of any party hereto, the parties hereto shall have been furnished with such information, opinions and documents (including the opinions, certificates and other documents described in Section 8 of the Selling Agreement dated as of April 3, 1997 among the Trust, the Managing Owner, JWH, the Futures Broker (acting in its capacity as the futures broker and the lead selling agent) and CISFS which is superseded by this Agreement), including supporting documents relating to parties described in the Prospectus and certificates signed by such parties with regard to information relating to them and included in the Prospectus as they may reasonably require for the purpose of enabling them to pass upon the sale of the Units as herein contemplated and related proceedings, in order to evidence the accuracy or completeness of any of the representations or warranties or the fulfillment of any of the conditions herein contained; and all actions taken by the parties hereto in connection with the sale of the Units as herein contemplated shall be reasonably satisfactory in form and substance to counsel to the parties hereto.

          (c) The representations and warranties set forth herein shall be restated as of each Subsequent Closing Time as if made as of the date thereof.

          Section 10. INDEMNIFICATION AND EXCULPATION.

          (a) INDEMNIFICATION BY THE MANAGING OWNER. The Managing Owner agrees to indemnify and hold harmless the Lead Selling Agent, JWH, any Wholesaler, Additional Selling Agent and Correspondent and each person, if any, who controls any of the foregoing within the meaning of Section 15 of the 1933 Act, and the Trust agrees to indemnify and hold harmless JWH and each person, if any, who controls JWH within the meaning of Section 15 of the 1933 Act as follows:

               (i) against any and all loss, liability, claim, damage and expense whatsoever arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto) or any omission or alleged omission therefrom of a material fact required to be stated therein or necessary in order to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and

               (ii) against any and all loss, liability, claim, damage and expense whatsoever to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission or any such alleged untrue statement or omission (any settlement to be subject to indemnity hereunder only if effected with the written consent of the Managing Owner); and

               (iii) against any and all expense whatsoever (including the fees and disbursements of counsel and, in the case of the Lead Selling Agent, any indemnification of a Wholesaler, Additional Selling Agent or Correspondent made pursuant to a Wholesaling Agreement, Additional Selling Agent Agreement or Correspondent Selling Agreement, as the case may be) reasonably incurred in investigating, preparing or defending against litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under clauses (i) or (ii) above.

     In no case shall the Managing Owner or the Trust be liable under this indemnity (a) to JWH if such untrue statement or omission or alleged untrue statement or omission was made in reliance upon and in conformity with information relating to JWH and furnished or approved in writing by JWH or
     (b) to the Lead Selling Agent if such untrue statement or omission or alleged untrue statement or omission was made in reliance upon and in conformity with information relating to the Lead Selling Agent and furnished or approved by the Lead Selling Agent or (c) to any Wholesaler, Additional Selling Agent or Correspondent, if such untrue statement or alleged untrue statement was made in reliance upon and in conformity with information (including any material omission from such information), if any, relating to, such Wholesaler, Additional Selling Agent or Correspondent and furnished or approved by such party.

     In no case shall the Managing Owner or the Trust be liable under this indemnity agreement with respect to any claim made against any indemnified party unless the Managing Owner or the Trust shall be notified in writing of the nature of the claim within a reasonable time after the assertion thereof, but failure to so notify the Managing Owner or the Trust shall not relieve the Managing Owner or the Trust from any liability which they may have than on account of this indemnity agreement unless such failure to notify shall materially prejudice the Managing Owner or the Trust. The Managing Owner and the Trust shall be entitled to participate at their own expense in the defense or, if they so elect within a reasonable time after receipt of such notice, to assume the defense of that portion of any suit so brought relating to the Managing Owner's or the Trust's indemnification obligations hereunder, which defense shall be conducted by counsel chosen by them and satisfactory to the indemnified party or parties, defendant or defendants therein. In the event that the Managing Owner or the Trust elects to assume the defense of any such suit and retain such counsel, the indemnified party or parties, defendant or defendants in the suit, shall, in the absence of conflicting claims, bear the fees and expenses of any additional counsel thereafter retained by it or them.

     In no event, however, shall the Managing Owner be obligated to indemnify the Lead Selling Agent hereunder, and the Lead Selling Agent agrees not to attempt to obtain any indemnity from the Managing Owner hereunder, to the extent that the Managing Owner and the Lead Selling Agent are advised by counsel reasonably satisfactory to the Managing Owner and the Lead Selling Agent that payment of such indemnity could adversely affect the classification of the Trust as a partnership for Federal income tax purposes.

     The Managing Owner agrees to notify JWH and the Lead Selling Agent within a reasonable time of the assertion of any claim in connection with the sale of the Units against it or any of its officers or directors or any person who controls either of the Managing Owner within the meaning of Section 15 of the 1933 Act.

          (b) INDEMNIFICATION BY JWH. JWH agrees to indemnify and hold harmless the Lead Selling Agent, the Managing Owner, the Trust and each person, if any, who controls any of the foregoing within the meaning of Section 15 of the 1933 Act (and, in the case of the Managing Owner and the Trust, each person who signed the Registration Statement or is a director of the Managing Owner), to the same extent as the indemnity from the Managing Owner set forth in Section 10(a) hereof, but only insofar as the losses, claims, damages, liabilities or expenses indemnified against arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission relating or with respect to JWH or any principal of JWH, or their operations, trading systems, methods or performance, which was made in any preliminary prospectus, the Registration Statement or the Prospectus or any amendment or supplement thereto and furnished by or approved by JWH for inclusion therein.

          (c) INDEMNIFICATION BY THE LEAD SELLING AGENT. The Lead Selling Agent agrees to indemnify and hold harmless the Trust, the Managing Owner, JWH and each person, if any, who controls the Trust, the Managing Owner or JWH within the meaning of Section 15 of the 1933 Act (and in the case of the Managing Owner and the Trust, each person who signed the Registration Statement or is a director of the Managing Owner), (i) to the same extent as the indemnity from the Managing Owner set forth in 10(a) hereof, but only insofar as the losses, claims, damages, liabilities or expenses indemnified against arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission relating or with respect to the Lead Selling Agent or any of its principals, or their operations, which was made in any preliminary prospectus, the Registration Statement or the Prospectus or any amendment or supplement thereto and furnished by or approved by the Lead Selling Agent for inclusion therein and (ii) against any and all loss, liability, claim, damage and expense whatsoever resulting from a demand, claim, lawsuit, action or proceeding relating to the actions or capacities of the Lead Selling Agent (including a breach of its obligations hereunder) and any Wholesaler, Additional Selling Agent or Correspondent relating to the offering of Units under this Agreement or any Wholesaling Agreement, Additional Selling Agent Agreement or Correspondent Selling Agent Agreement as the case may be.

          (d) CONTRIBUTION. If the indemnification provided for in this Section 10 is not permitted under applicable law under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by JWH, on the one hand, and, the Lead Selling Agent, CISFS and the Managing Owner, on the other, from the offering of the Units.

          (e) LIMITATION ON CERTAIN INDEMNIFICATIONS AND EXCULPATIONS. The exculpation provisions in the Trading Advisory Agreement shall not relieve JWH from any liability it may have or incur to the Trust, the Managing Owner or the Lead Selling Agent under this Agreement (including, without limitation, pursuant to the provisions of Section 10(b) hereof). Nor shall JWH be entitled to be indemnified by the Managing Owner, pursuant to the indemnification provisions contained in the Trading Advisory Agreement, against any loss, liability, damage, cost or expense it may incur under this Agreement. The Managing Owner shall not be entitled to be indemnified by the Trust, pursuant to the indemnification provisions contained in the Declaration and Agreement of Trust against any loss, liability, damage, cost or expense it may incur under this Agreement.

          Section 11. STATUS OF PARTIES. In selling the Units for the Trust, the Lead Selling Agent is acting solely as an agent for the Trust and not as a principal. The Lead Selling Agent will use its best efforts to assist the Trust in obtaining performance by each purchaser whose offer to purchase Units from the Trust has been accepted on behalf of the Trust, but the Lead Selling Agent shall not have any liability to the Trust in the event that Subscription Agreements and Powers of Attorney are improperly completed or any such purchase is not consummated for any reason. Except as specifically provided herein, the Lead Selling Agent shall in no respect be deemed to be an agent of the Trust.

          Section 12. REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY. All representations, warranties and agreements contained in this Agreement or contained in certificates of any party hereto submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation made by, or on behalf of, the Lead Selling Agent, the Managing Owner, the Trust, the Futures Broker, CISFS, JWH or any person who controls any of the foregoing.

          Section 13. NOTICES AND AUTHORITY TO ACT. All communications hereunder shall be in writing and, if sent to the Lead Selling Agent, CISI, the Futures Broker, CISFS or the Trust, shall be mailed, delivered or telegraphed and confirmed to it at Fund Services Group, Sears Tower, 233 South Wacker Drive, Suite 2300, Chicago, Illinois 60606, Attention Barbara A. Pfendler; if sent to JWH, shall be mailed, delivered or telegraphed and confirmed at 301 Yamata Road, Suite 2200, Boca Raton, Florida 33431, Attention: Mr. David M. Kozak. Notices shall be effective when actually received.

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          Section 14. PARTIES. This Agreement shall inure to the benefit of and be binding upon the Lead Selling Agent, the Trust, the Managing Owner, CISFS, the Futures Broker, JWH and such parties' respective successors to the extent provided herein. This Agreement and the conditions and provisions hereof are intended to be and are for the sole and exclusive benefit of the parties hereto and their respective successors, assigns and controlling persons and parties indemnified hereunder, and for the benefit of no other person, firm or corporation. No purchaser of a Unit shall be considered to be a successor or assign solely on the basis of such purchase.

          The parties acknowledge that the obligations of this Agreement are not binding against the Unitholders individually but are binding only upon the assets and property of the Trust, and in the event of any obligation or claim arising hereunder against the Trust, no resort shall be had to the personal property of any Unitholder for the satisfaction of such obligation or claim.

          Section 15. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES CREATED HEREBY SHALL BE GOVERNED BY THE LAWS OF THE STATE OF ILLINOIS WITHOUT REGARD TO THE PRINCIPLES OF CHOICE OF LAW THEREOF.

          Section 16. REQUIREMENTS OF LAW. Whenever in this Agreement it is stated that a party will take or refrain from taking a particular action, such party may nevertheless refrain from taking or take such action if advised by counsel that doing so is required by law or advisable to ensure compliance with law, and shall not be subject to any liability hereunder for doing so, although such action shall permit termination of the Agreement by the other parties hereto.

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          If the foregoing is in accordance with each party's understanding of its agreement, each party is requested to sign and return to CISI as Managing Owner a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement between us in accordance with its terms.

                                         Very truly yours,

                                         JWH GLOBAL TRUST
                                         BY: CIS INVESTMENTS INC.,
                                               Managing Owner

                                         By:
                                            -------------------------------
                                            Name:
                                            Title:

                                         CIS SECURITIES, INC.

                                         By:
                                            -------------------------------
                                            Name:
                                            Title:

                                         CIS INVESTMENTS, INC.

                                         By:
                                            -------------------------------
                                            Name:
                                            Title:

                                         JOHN W. HENRY & COMPANY, INC.

                                         By:
                                            -------------------------------
                                            Name:
                                            Title:

                                         CARGILL INVESTOR SERVICES, INC.

                                         By:
                                            -------------------------------
                                            Name:
                                            Title:

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                                         CIS FINANCIAL SERVICES, INC.

                                         By:
                                            -------------------------------
                                            Name:
                                            Title:

                                      -24-